$290,192.44

                                 PROMISSORY NOTE

        FOR VALUE RECEIVED, GAMEPLAN, INC., a Nevada corporation ("Maker") promises to pay to Robert G. Berry or order, Two Hundred Ninety Thousand One Hundred Ninety Two Dollars and Forty Four cents ($290,192.44) with interest on the unpaid balance at two percentage points above the base rate as published in the Wall Street Journal, as that base rate for large unsecured corporate loans at U.S. money center banks, as the same may change from time to time while amounts due hereunder remain unpaid, with the entire unpaid balance and accrued interest due and payable on or before February 1, 2002, with no penalty for pre-payment. In the event of prepayment, Payee reserves the right to apply the payments to principal, interest or both at his sole discretion.

        The amount of this  promissory  note has been  calculated  as follows:

The remaining unpaid principal balance due to Robert g. Berry is One Hundred Forty Seven Thousand Two Hundred Sixty Dollars and no cents. Cumulatively, unpaid interest to Jan. 1, 2001 is the difference between the principal due and the total sum of this note, which totals One Hundred Forty Two Thousand Nine Hundred Thirty Two Thousand Dollars and Forty Four cents as of Jan. 1, 2001. Additional interest above the face amount of this note is due from Jan. 1, 2001 to the due date of this note.

        Payments of principal and interest shall be made in lawful money of the United States of America to the above-named Payee at 3701 Fairview Road, Reno NV, 89511 or order.


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

        Every Maker, endorser, and guarantor of this Note, or the obligation represented hereby, waives presentment, demand, notice, protest, notice of protest, or enforcement of this Note, assents to any extensions or postponements of the time of payment or any other indulgence and to the addition to release of any other party or person primarily or secondarily liable. None of the rights and remedies of the payee hereunder are to be waived or affected by failure or delay to exercise them. All remedies conferred on the Payee of this Note shall be cumulative and none is exclusive. Such remedies may be exercised concurrently or consecutively at the payee's option.

        If this Note is placed with an attorney for collection, or if suit be instituted for collection, or if any other remedy permitted by law is pursued by the Payee hereof, because of any default in the terms and conditions herein, then in such event, the undersigned agrees to pay reasonable attorney's fees, costs and other expenses incurred by the payee hereof in so doing.

        This Note is unsecured.

        Dated this 1st day of February, 2001

                                        GAMEPLAN, INC.

                                        By:   /s / Robert G. Berry
                                           -------------------------------------
                                            Robert G. Berry, President